Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Excel Corporation and Subsidiaries Registration Statement No. 333-173702 on Form 10K of our report dated March 31, 2015 relating to our audit of the consolidated financial statements of Excel Corporation and Subsidiaries as of December 31, 2014 appearing in the Annual Report on Form 10-K.

Certified Public Accountants

Philadelphia, Pennsylvania

April 12, 2016

Member of the American Institute of Certified Public Accountants,

Public Company Accounting Oversight Board, and Pennsylvania Institute of Certified Public Accountants

1608 Walnut Street, Suite 1703, Philadelphia, PA 19103 ● (215) 735-4580 ● Fax (215) 735-4584 ● www.cgcpc.com